UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

Web.com Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (904) 680-6600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 4, 2011, Web.com Group, Inc. filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission reporting the voting results from its Annual Meeting of Stockholders held on May 4, 2011. The sole purpose of this Current Report on Form 8-K/A to disclose Web.com Group, Inc.’s decision regarding how frequently it will hold an advisory vote on compensation of its named executive officers, which is included at the end of Item 5.07 below.  No other changes have been made to the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders was held on May 4, 2011 at 10:30 a.m. Eastern Time, at the Company’s headquarters in Jacksonville, Florida.  The following matters were voted upon at the meeting:

1.	The following directors were elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2014:

Nominees	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

David L. Brown	22,235,442	435,796	0
Timothy I. Maudlin	20,347,275	2,323,963	0

The following director was elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2013:

Nominee	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

Philip J. Facchina	22,457,776	213,462	0

The following director was elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2012:

Nominee	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

Deborah H. Quazzo	22,373,341	297,897	0

2.	An advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

22,261,121	248,960	161,157	0

3.	An advisory vote on the frequency of holding future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain

21,607,153	197,667	741,117	125,301

4.	Approval of the Amended and Restated 2008 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

13,398,400	9,233,255	39,583	0

Web.com Group, Inc. has determined, in light of and consistent with the vote of its stockholders as to the preferred frequency of stockholder advisory votes on the compensation of Web.com Group, Inc.’s named executive officers, to include a stockholder advisory vote on the compensation of its named executive officers in its annual meeting proxy materials each year until the next advisory vote on the frequency of stockholder votes on the compensation of its named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc. (Registrant)
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Date: July 10, 2012